Exhibit 99.1

MabVax Therapeutics And Telik Announce Closing of Merger

San Diego, CA, July 9, 2014 – MabVax Therapeutics, Inc., a privately held cancer immunotherapy company, and Telik, Inc. (Nasdaq: TELK), a publicly-traded clinical stage oncology drug development company, have finalized their merger initially announced on May 12th. Effective July 8, 2014, MabVax merged with a wholly-owned subsidiary of Telik in an all-stock transaction and became a wholly-owned subsidiary of Telik. At Telik’s Stockholder Meeting held on July 7, 2014, the stockholders of Telik approved the issuance of the shares of common stock, preferred stock and warrants issued by Telik in the merger to the stockholders and warrantholders of MabVax, resulting in 9,349,841 shares of common stock, 2,762,841 shares of Series A-1 preferred stock and warrants to acquire 16,442,087 shares of common stock of Telik being issued. Following the issuances in the merger, Telik has 13,932,937 shares of common stock, 2,762,841 shares of Series A-1 preferred stock, 1,250,000 shares of Series B preferred stock and warrants to acquire 17,067,088 shares of common stock outstanding.

Effective as of the closing of the transaction, J. David Hansen, formerly the president and CEO of MabVax, became the President, CEO, and Chairman of the Board of Telik. Michael M. Wick, M.D., Ph.D., who formerly served as President and CEO of Telik, remains on the board. All references to the “Company” refer to the combined companies Telik and MabVax after giving effect to the merger.

An amendment to the merger agreement was executed on July 7th in conjunction with the closing of the merger. The amendment revised the Certificate of Designations, Preferences and Rights of the Series A-1 Convertible Preferred Stock relating to the markets on which the shares of the Company’s Common Stock are required to be listed following the closing, amending certain closing conditions relating to Telik’s stockholder approval and adjusting the conversion ratio of MabVax’s Series C-1 Preferred Stock into Telik’s Series A-1 preferred stock. The merger agreement was previously amended on June 30, 2014, to eliminate certain redemption rights of the holders of Preferred Stock of Telik following the closing of the merger, which will allow the Company to classify recent investments as equity. As a result of the Closing, all of the Company’s rights and obligations under each of the surviving financing agreements relating to the issuance by MabVax of shares of its Series C-1 Preferred Stock were assigned and assumed by Telik and became applicable to Telik’s Series A-1 Preferred Stock.

Pursuant to the terms of the NASDAQ Panel’s decision and as previously disclosed, on or before July 8, 2014, Telik was required to complete its proposed merger with MabVax, and the combined entity was required to evidence compliance with all applicable requirements for initial listing on The NASDAQ Capital Market upon completion of the merger, including the $4.00 minimum stock price requirement, or to otherwise evidence compliance with the requirements for continued listing on The NASDAQ Capital Market on a stand-alone basis. Due to the failure of Telik to obtain the approval of its stockholders of the 5 to 1 reverse stock split described in Telik’s Proxy Statement, the new combined Company will not immediately be in a position to evidence full compliance with the terms of the NASDAQ Listing Qualifications Panel (the “NASDAQ Panel”) decision dated May 21, 2014, to meet the July 8th deadline and, as a result, anticipates that the NASDAQ Panel will issue a determination to suspend trading in the Company’s securities on The NASDAQ Capital Market in the near term. The Company anticipates that, following such determination and at least until the appeals process and plan underway as further discussed below has been completed, its shares of common stock will trade on the Nasdaq OTCQX market.

11588 Sorrento Valley Road, Suite 20, San Diego, CA 92121 p: 858-259-9405 f: 858-792-7033
website: www.mabvax.com	email: dhansen@mabvax.com

In addition to the failure of Telik’s stockholders to approve the proposed reverse stock split, the proposals seeking Telik stockholder approval of the certificates of designations for the Series A-1, A-2 and B preferred stock, an amendment to Telik’s certificate of incorporation to increase the number of authorized shares of common stock and preferred stock of Telik and the name change of Telik to MabVax Therapeutics Holdings, Inc. were not approved. While the votes cast at Telik’s stockholders’ meeting on July 7 were voted overwhelmingly in favor of each of these proposals, the vote totals did not reach the required majority of Telik’s outstanding shares.

The Company intends to timely appeal the NASDAQ Panel’s anticipated determination to suspend trading in the Company’s securities on the NASDAQ Capital Market to the NASDAQ Listing and Hearing Review Council (the “NASDAQ Listing Council”) to seek additional time to obtain the necessary votes to approve the reverse stock split and for the combined entity to evidence compliance with all applicable requirements for initial listing on The NASDAQ Capital Market, including the $4.00 minimum stock price requirement. The Company believes that it will be able to obtain the requisite shareholder vote for a reverse stock split (as well as a name change to MabVax Therapeutics Holdings, Inc. and an increase in its authorized shares of common stock and preferred stock) within 30 days following the completion of the merger. The Company anticipates that its securities will trade on the OTCQX Premier market under the symbol “TELK” following the suspension of trading on The NASDAQ Capital Market and pending resolution of the Company’s appeal. Once the requisite shareholder vote for the name change of Telik is obtained, the Company will trade under a new symbol denoting its new name, MabVax Therapeutics Holdings, Inc.

David Hansen, President and CEO of the Company, said, “Through this transaction, MabVax has been able to achieve our primary objective of becoming a publicly traded company. While we were not able to immediately achieve all of our objectives in the merger, we believe we have a plan in place to allow us to resolve the remaining listing issues with NASDAQ in the near term. We look forward to the opportunities afforded a public company and building a strong positive relationship with our shareholders.”

About Telik, Inc.

Telik, Inc. is a clinical stage drug development company focused on discovering and developing small molecule drugs to treat cancer. The company’s most advanced drug candidate is Telintra®, a modified glutathione analog intended for the treatment of hematologic disorders including myelodysplastic syndrome. Telik’s product candidates were discovered using its proprietary drug discovery technology, TRAP®, which enables the rapid and efficient discovery of small molecule drug candidates. Additional information is available at www.telik.com.

MabVax Therapeutics, Inc. is a wholly-owned subsidiary of Telik and is a clinical stage biotechnology company focused on the development of vaccine and antibody-based therapies to address unmet medical needs in the treatment of cancer. MabVax has discovered a pipeline of human monoclonal antibody products based on the protective immune responses generated by patients who have been immunized against targeted cancers. Its therapeutic vaccines were developed at Memorial Sloan-Kettering Cancer Center and are exclusively licensed to MabVax. Since inception, the company has raised a total of $18.7 million in venture funding and has been awarded $6 million in National Institutes of Health (“NIH”) funding.

11588 Sorrento Valley Road, Suite 20, San Diego, CA 92121 p: 858-259-9405 f: 858-792-7033
website: www.mabvax.com	email: dhansen@mabvax.com

Additional information is available at www.mabvax.com.

Forward Looking Statements

This press release contains “forward-looking statements” regarding matters that are not historical facts, including statements relating to the effects of the merger transaction between Telik and MabVax, anticipated approval of certain matters by the Company’s stockholders, anticipated actions taken by the NASDAQ Panel, the potential for the Company’s shares to continue trading on the NASDAQ Capital Market, , the Company’s s expectations regarding the timing and availability of results from its clinical trials, the timing of commencement of manufacturing of the Company’s clinical trial supplies and additional clinical trials, and the safety and effectiveness of the Company’s drug, vaccine, and antibody-based therapies. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in Telik’s periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled “Risk Factors” in its annual report on Form 10-K for the fiscal year ended December 31, 2013 and in the Proxy Statement dated June 3, 2014, as supplemented on June 30, 2014, July 1, 2014 and July 3, 2014. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the merger, The Company will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Current Report on Form 8-K. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE 8-K AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the 8-K and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Telik will also be available free of charge on Telik’s website at www.telik.com.

Contact:

David Hansen

President and CEO

Telik, Inc.

11588 Sorrento Valley Road, Suite 20

San Diego, CA 92121

858-259-9405

dhansen@mabvax.com

11588 Sorrento Valley Road, Suite 20, San Diego, CA 92121 p: 858-259-9405 f: 858-792-7033
website: www.mabvax.com	email: dhansen@mabvax.com